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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related Prospectus of Optimer Pharmaceuticals, Inc. for the registration of 4,600,000 shares of its common stock and to the incorporation by reference therein of our report dated March 26, 2007, with respect to the consolidated financial statements of Optimer Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
November 26, 2007

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm